UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

Buzz Media Ltd.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-144910

Nevada	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11 Thornhill Drive, Suite 216
Dartmouth, Nova Scotia, Canada, B3B 1R9
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 1-866-483-1340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 2, 2008, Ms. Tiffany Walsh, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director, agreed to sell all of her 1,250,010 shares of our issued and outstanding common stock to Mr. Jianguo Wang for an aggregate price of CDN$300,000 to be paid on or before August 15, 2008, pursuant to a stock purchase agreement attached hereto as Exhibit 10.1.

The foregoing stock purchase agreement is scheduled to close on or before July 14, 2008. Upon consummation of this stock purchase, Mr. Jianguo Wang will be the owner of 1,250,010 shares of our common stock representing approximately 62.50% of our issued and outstanding common stock.

The foregoing description of the stock purchase transaction does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In addition, on or prior to the closing of the aforementioned stock purchase agreement, Ms. Tiffany Walsh agreed to resign as a director and from all officer positions with our company and Mr. Jianguo Wang agreed to join our company as a director and officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of July 2, 2008, by and between Ms. Tiffany Walsh and Mr. Jianguo Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2008

BUZZ MEDIA LTD.

By:	/s/ Tiffany Walsh
Name:	Tiffany Walsh
Title:	Director